UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

(AMENDMENT NO. 1)

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 13, 2015

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WD-40 COMPANY

(Exact Name of Registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	000-06936 (Commission File Number)	95-1797918 (I.R.S. Employer Identification Number)

1061 Cudahy Place, San Diego, California 92110 (Address of principal executive offices, with zip code)

(619) 275-1400 (Registrant’s telephone number, including area code)

n/a (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The Company is filing this Amendment No. 1 on Form 8-K/A (“Amendment No. 1”) to its Current Report on Form 8-K, which was originally filed with the Securities and Exchange Commission on May 18, 2015 (the “Original Filing”). Due to a technical issue, Exhibit 10(a) under item 9.01 was omitted from the filing. This amendment is being filed to include Exhibit 10(a) along with the Original Filing. Other than as noted herein, this Amendment No. 1 does not modify or update any disclosures made in the Original Filing.

ITEM 1.01.	Entry into a Material Definitive Agreement

On May 13, 2015, the Company entered into a second amendment (the “Second Amendment”) to its existing unsecured credit agreement (as amended by the first amendment dated January 7, 2013 and the Second Amendment, the “Agreement”) with Bank of America, N.A. (“Bank of America”). Capitalized terms not otherwise defined in this report have the meaning given to such terms in the Agreement.  The Second Amendment extends the Maturity Date of the revolving credit facility for five years from the effective date of the Second Amendment and increases the Revolving Commitment from an amount not to exceed $125.0 million to an amount not to exceed $150.0 million. The new Maturity Date for the revolving credit facility is May 13, 2020.  Per the terms of the Second Amendment, the commitment fee will increase from an annual rate of 0.12 percent to an annual rate of 0.125 percent and the Company will incur commitment fees applied to the portion of the total credit facility commitment that has not been borrowed.  In accordance with the Second Amendment, the Company and Bank of America may enter into an Autoborrow Agreement in form and substance satisfactory to Bank of America, providing for the automatic advance of Revolving Loans in U.S. Dollars to the Company’s designated account at Bank of America.  No such Autoborrow Agreement was signed in conjunction with this Second Amendment.  In addition, the Second Amendment eliminates Material Adverse Effect as an event of default under the Agreement.

In addition to other non-material technical amendments to the Agreement, the Second Amendment revises the definition of Consolidated EBITDA to include the add back of non-cash stock-based compensation to Consolidated Net income when arriving at Consolidated EBITDA.  The pre-existing financial covenant relating to Consolidated EBITDA required the Company to maintain minimum Consolidated EBITDA of $40.0 million, measured on a trailing twelve month basis, at each reporting period.  This financial covenant has been replaced by the Second Amendment with the following financial covenants:

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The Consolidated Leverage Ratio cannot be greater than three to one.  The Consolidated Leverage Ratio means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the most recently completed four fiscal quarters.

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The Consolidated Interest Coverage Ratio cannot be less than three to one.  The Consolidated Interest Coverage Ratio means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the most recently completed four fiscal quarters to (b) Consolidated Interest Charges for the most recently completed four fiscal quarters.

All other material terms included in the Agreement remain unchanged within the Second Amendment.  Proceeds from Borrowings under the Agreement will be used for the Company’s stock repurchases and general working capital needs.

ITEM 9.01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

10(a)	Second Amendment to Credit Agreement dated May 13, 2015 among WD-40 Company and Bank of America , N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WD-40 Company
(Registrant)

Date: May 18, 2015	/s/ RICHARD T. CLAMPITT
Richard T. Clampitt
Vice President, General
Counsel and Corporate Secretary